UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2015

SG BLOCKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-22563	95-4463937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 W 18th Street, New York, NY		10011
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 520-6218

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 5, 2015, the Company issued and sold to Hillair Capital Investments L.P. (“Hillair”) a $162,000 Original Issue Discount Senior Secured Convertible Debenture due November 3, 2015 (the “Bridge Debenture”), for a subscription amount of $150,000 (the “August 2015 Financing”). The sale and issuance of the Bridge Debenture was consummated pursuant to a Securities Purchase Agreement, dated August 5, 2015, between the Company and Hillair.  At any time after August 5, 2015, until the Bridge Debenture is no longer outstanding, the Bridge Debenture is convertible, in whole or in part, into shares of Common Stock at the option of Hillair, subject to certain conversion limitations set forth in the Bridge Debenture.  The initial conversion price for the Bridge Debenture is $0.10 per share, subject to adjustments upon certain events, as set forth in the Bridge Debenture.  As the Bridge Debenture was issued at an original issue discount, interest does not accrue on the Bridge Debenture.  The proceeds from the August 2015 Financing will be used to fund the Company’s operations, including the costs that the Company incurs as a public company.

In connection with the August 2015 Financing, the Company and certain holders (the “SPA 2012 Holders”) of the Company’s securities issued pursuant to the Securities Purchase Agreement (the “2012 SPA”), dated as of December 27, 2012; the holders (the “SPA 2014 Holders”) of the Company’s securities issued pursuant to the Securities Purchase Agreement (the “2014 SPA”), dated as of April 10, 2014; and the holders (the “SEA Holders” and together with the SPA 2012 Holders and the SPA 2014 Holders, the “Holder”)) of the Company securities issued pursuant to the Securities Exchange Agreement (the “SEA” and together with the 2012 SPA and the 2014 SPA, the “Securities Agreements”) agreed to amend the definition of “Exempt Issuance” in Sections 1 of the each of the Securities Agreements to add the securities issued or issuable in connection with the issuance of the Bridge Debenture as an “Exempt Issuance.”

To secure the Company’s obligations under the Bridge Debenture, the Company’s wholly-owned subsidiaries, SG Building Blocks, Inc. (“SG Building”) and Endaxi Infrastructure Group, Inc. (“Endaxi”), entered into a Subsidiary Guarantee, dated as of August 5, 2015 (the “Guarantee”), pursuant to which they unconditionally and irrevocably guaranteed the prompt and complete payment and performance when due of the obligations arising from the Bridge Debenture.   The Company, SG Building and Endaxi have each granted Hillair a security interest in their assets to secure the payment, performance and discharge in full of all of the Company’s obligations under the Bridge Debenture and the Guarantor’s obligations under the Guarantee, in accordance with that certain Security Agreement, dated as of August 5, 2015.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

See Item 1.01 above, which disclosures are incorporated herein by reference.

The issuance of the securities described above were completed in accordance with the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 8.01.	Other Events.

On August 5, 2015, the holders of the Company’s convertible debt agreed to postpone interest payments due on the convertible debt until September 1, 2015.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibits
4.1	Original Issue Discount Senior Secured Convertible Debenture due November 3, 2015
10.1	Securities Purchase Agreement, dated August 5, 2015
10.2	Amendment to Securities Purchase Agreement, dated August 5, 2012
10.3	Subsidiary Guarantee, dated August 5, 2015
10.4	Security Agreement, dated August 5, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2015
SG BLOCKS, INC.

	By:	/s/ Brian Wasserman
		Name:	Brian Wasserman
		Title:	Chief Financial Officer